Exhibit 99.1

[TOMPKINS FINANCIAL LOGO]

                                                   For more information contact:
                                             Stephen S. Romaine, President & CEO
                                                       or Francis M. Fetsko, CFO
                                     Tompkins Financial Corporation 607.273.3210
                                ------------------------------------------------
                                             Gerald J. Klein, Jr. (845) 278-1050
                                          President & CEO, Mahopac National Bank
                                ------------------------------------------------
                                    John J. Hughes, Jr. (914) 631-5200, ext. 230
                                        Chairman, President & CEO, Sleepy Hollow

For Immediate Release
Tuesday, November 13, 2007

                    TOMPKINS FINANCIAL CORPORATION TO ACQUIRE
                           SLEEPY HOLLOW BANCORP, INC.
       Merger Increases Tompkins Financial Presence in Westchester County

Ithaca and Sleepy Hollow, NY - Tompkins Financial Corporation (TMP-American Stock Exchange) and Sleepy Hollow Bancorp, Inc., announced today that they have entered into a definitive agreement under which Tompkins Financial will acquire Sleepy Hollow in a cash transaction valued at $30.2 million, subject to various regulatory approvals.

Tompkins Financial is a $2.3 billion financial services company headquartered in Ithaca, NY, and the parent of Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc. Each Tompkins Financial subsidiary operates with a community focus, meeting the unique needs of the customers and communities it serves. Through its Mahopac National Bank subsidiary, Tompkins Financial currently operates nine offices in the Hudson Valley region, including one branch in Westchester County, NY.

Headquartered in Sleepy Hollow, NY, Sleepy Hollow Bancorp, has assets of approximately $245 million and is the parent company of Sleepy Hollow Bank, which operates five full-service offices and one limited-service facility, all in Westchester County, NY. Sleepy Hollow Bank has approximately $160 million in loans and $225 million in deposits.

Tompkins Financial President and CEO, Stephen S. Romaine said, "The merger with Sleepy Hollow Bancorp offers Tompkins Financial an excellent opportunity to expand our presence in Westchester, one of the nation's most attractive markets, with established locations and experienced staff. Both organizations share the core values of true community banking - service excellence, local decisions, and commitment to the customers and local communities we serve."

John J. Hughes, Jr., Chairman, President, and CEO of Sleepy Hollow Bancorp added, "The affiliation with Tompkins Financial is an excellent fit with the community banking culture of Sleepy Hollow Bank and will bring added capabilities to our customers, including expanded lending resources, enhanced technology, and a broader array of high-quality financial services and products."

Upon completion of the transaction, Sleepy Hollow Bank and Mahopac National Bank will be combined, resulting in a $750 million community bank, with fourteen branches and one limited-service office serving Westchester, Putnam and Dutchess Counties. William D. Spain, Jr., Chairman of Mahopac National Bank said, "We are enthusiastic about bringing together these two leading community banks, backed by the strength of Tompkins Financial to provide full financial services capabilities." Gerald J. Klein, Jr., President and CEO of Mahopac National Bank, will become President and CEO of the combined bank. Klein said, "I look forward to working with John Hughes as we bring together these two leading community banks to form an even stronger one. I've known John for many years, and am pleased that he will continue working with us in a key business development role."

Mr. Romaine added, "We are excited by this opportunity that will allow us to leverage our resources to create even more value for our customers, shareholders and communities, and we expect this transaction to be accretive to earnings in 2008." The transaction has been approved by the Board of Directors of each company, and is subject to certain conditions, including various regulatory approvals and approval by Sleepy Hollow Bancorp common stockholders. The transaction is expected to close in the first quarter of 2008.

Sleepy Hollow Bancorp was represented in the transaction by Sandler & O'Neill Partners, L.P., who served as financial advisors and by Thacher Proffitt & Wood, LLP who served as legal advisors. Tompkins Financial was represented by Harris Beach, PLLC, who served as legal advisors.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risk, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.